Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-05471, No. 333- 05481, No. 333-44788, No. 333-81377, No. 333-64744, No. 333-76594, No. 333-76600, No. 333-76596, No. 333-107625, No. 333-114206, No. 333-116625, No. 333-121896, No. 333-126281, No. 333-131706, No. 333-135839, No. 333-145542, No. 333-168237, No. 333-175065, No. 333-189457, No. 333-128894, No. 333-197728, No.333-175065, No. 333-236579, No. 333-116625, No. 333-271985 and No. 333-290998) on Form S-8, in the registration statements (No. 033-37835, No. 333-61268, No. 333-123532, No. 333-130718, No. 333-156339, No. 333-189459, No. 333-189488, No. 333-156396, No. 333-197730, No. 333-221393, No. 333-249588, No. 333-274624 and No. 333-289488) on Form S-3 and in the registration statement (No. 333-292122) on Form S-4 of Fulton Financial Corporation and subsidiaries of our report dated February 27, 2026, with respect to the consolidated financial statements of Fulton Financial Corporation and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Philadelphia, Pennsylvania
February 27, 2026